Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 19, 2019
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL - Revenue increased 22% to $58.7 million in fiscal 2019 from $48.3 million in fiscal 2018 -

[OLATHE, KANSAS] July 19, 2019 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fourth quarter fiscal 2019 and year ended April 30, 2019. In conjunction with the release, the Company has scheduled a conference call Tuesday, July 23, 2019 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When: Tuesday, July 23, 2019 - 9:00AM Central Daylight Time

How: Live via phone by dialing 877-358- 7305. Code: Butler National Corporation. Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will lead the call and discuss results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2020.

Historical selected financial data related to all operations:

	Year Ended April 30		Quarter Ended April 30
	(In thousands except per share data)		(In thousands except per share data)
	2019	2018	2019	2018
Net Revenue	$ 58,710	$ 48,260	$ 15,717	$ 14,444
Operating Income	5,278	2,123	746	721
Net Income (Loss)	3,853	341	283	(1)
Total Assets	48,902	41,431	48,902	41,431
Long-term Obligations	3,765	1,735	3,765	1,735
Stockholders' Equity	34,344	29,266	34,344	29,266
Weighted Average Shares – Diluted	64,512	64,388	64,045	63,985
Diluted Earnings per Share	0.06	0.01	0.00	0.00
New Product Research and Development Cost	1,888	1,763	655	427

Management Comments:

"Fiscal 2019 was an outstanding year for Butler National Corporation. Shareholders’ Equity increased 17% to $34.3 million. Revenue increased 22% to $58.7 million in fiscal 2019 from $48.3 million in fiscal 2018. Revenue from Professional Services increased 2% and revenue from Aerospace Products increased 57%. Butler National Corporation continues to focus on growth in international markets, solutions for regulatory mandates and through the development of new supplemental type certificates (“STCs”). This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2019 net income was $3.9 million compared to a net income of $341,000 in fiscal 2018. Fiscal 2019 operating margin was 9% compared to a 4% operating margin in fiscal 2018. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

The fourth quarter of fiscal 2019 was a solid quarter for Butler National Corporation. Revenue increased 9% to $15.7 million in fourth quarter fiscal 2019, as compared to $14.4 million in fourth quarter fiscal 2018. The fourth quarter of fiscal 2019 resulted in a net income of $283,000 compared to a net loss of $1,000 in fourth quarter fiscal 2018. Backlog has increased to $19.9 million at July 12, 2019 compared to a backlog of $15.2 million at July 13, 2018.

During fiscal 2019, we invested approximately $1.9 million in projects focused on product development of new products. We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation. Management and all employees are focused on the execution of numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 2% to $32.0 million in fiscal 2019 from $31.3 million in fiscal 2018. Costs increased 3% in fiscal 2019 to $20.1 million compared to $19.6 million in fiscal 2018. Costs were 62% of segment total revenue in fiscal 2019, compared to 62% of segment total revenue in fiscal 2018. Expenses increased 5% in fiscal 2019 to $10.5 million compared to $10.0 million in fiscal 2018. Expenses were 33% of segment total revenue in fiscal 2019, compared to 32% of segment total revenue in fiscal 2018. Operating income from Professional Services decreased 14% to $1.5 million in fiscal 2019 compared to $1.7 million in fiscal 2018.

Aerospace Products:

Revenue increased 57% to $26.7 million in fiscal 2019 compared to $17.0 million in fiscal 2018. This $9.7 million increase was due to an increase in our aircraft modification business of $5.7 million and an increase in our avionics business of $4.0 million. We have invested in the development of several STCs. These STCs are for installation of state-of-the-art avionics and we are aggressively marketing these solutions both domestically and internationally. Costs increased 38% to $17.2 million in fiscal 2019 compared to $12.5 million in fiscal 2018. Costs were 65% of segment total revenue in fiscal 2019, compared to 74% of segment total revenue in fiscal 2018. Expenses increased 38% in fiscal 2019 to $5.7 million compared to $4.1 million in fiscal 2018. Expenses were 21% of segment total revenue in fiscal 2019, compared to 24% of segment total revenue in fiscal 2018. Aerospace Products had an operating income of $3.8 million in fiscal 2019 compared to an operating income of $402,000 in fiscal 2018.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:

As of April 30, 2019, our backlog totaled approximately $16.2 million. As of July 12, 2019, our backlog totaled approximately $19.9 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications, but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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